UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 5, 2008

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120

(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880

(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 5, 2008, Becton, Dickinson and Company (“BD”) issued a press release announcing its financial results for its fourth fiscal quarter and fiscal year ending September 30, 2008. A copy of the press release is furnished as Exhibit 99.1 to this report.

The press release furnished as Exhibit 99.1 contains certain financial measures that differ from those presented in accordance with U.S. generally accepted accounting principles (GAAP), as follows:

  Revenues. We present international and total company revenue growth rates at constant foreign exchange rates. We believe that presenting revenue growth rates at constant foreign exchange rates allows investors to view the underlying operating results of BD and of its segments without the impact of fluctuations in foreign currency exchange rates, thereby facilitating comparisons to prior periods.

  Operating Income. We present BD’s operating income, both alone and as a percentage of revenues, for fiscal year 2007 after excluding the impact of the in-process research and development (“R&D”) charges relating to our acquisitions of Plasso Technology, Ltd. (“Plasso”) and TriPath Imaging, Inc. (“TriPath”). These charges affected reported operating income for the 2007 fiscal year, but are not considered by management to be part of ordinary operations. Accordingly, management believes that these adjusted measures of operating income are more indicative of BD’s underlying performance for the 2007 fiscal year, and allow investors to more easily compare BD’s performance for the period to other periods.

  Effective Tax Rate. We present BD’s effective tax rate for the 2007 fiscal year after excluding the impact of the in-process R&D charges relating to our acquisition of TriPath and Plasso. These charges, which are not considered part of ordinary operations by management and are not tax deductible, caused our effective tax rate for the 2007 fiscal year to be higher than it otherwise would have been. Management believes that this adjusted measure of our effective tax rate is more indicative of BD’s underlying results, and allows investors to more easily compare BD’s effective tax rate for the 2007 fiscal year to other periods.

  Income from Continuing Operations. We present BD’s income from continuing operations, both alone and as a percentage of revenues, for fiscal year 2007 after excluding the impact of the in-process R&D charges relating to our acquisition of TriPath and Plasso. These charges affected reported income from continuing operations for the 2007 fiscal year, but are not considered by management to be part of ordinary operations. Accordingly, management believes that these adjusted measures of income from continuing operations are more indicative of BD’s underlying performance for the 2007 fiscal year, and allow investors to more easily compare BD’s performance for the period to other periods.

  Earnings Per Share. We present BD’s earnings per share from continuing operations for fiscal year 2007 after excluding the impact of the in-process R&D charges relating to our acquisition of TriPath and Plasso. These charges caused reported earnings per share for the 2007 fiscal year to be lower than it otherwise would have been, although these charges are not considered by management to be part of ordinary operations. We believe that a measure of earnings per share that is adjusted for the impact of these charges is more indicative of BD’s underlying performance and allows investors to more easily compare BD’s results for the 2007 fiscal year to other periods.

BD’s management uses each of these non-GAAP measures in its own evaluation of BD’s performance, particularly when comparing performance to past periods. Management also uses the non-GAAP results for budget planning purposes on a quarterly and annual basis.

BD provides non-GAAP measures to investors on a supplemental basis, as they provide additional insight into BD’s financial results. Management believes the non-GAAP results provide a reasonable measure of BD’s underlying performance before the effects of items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability.

Non-GAAP results should not be considered in isolation and are not in accordance with, or a substitute for, GAAP results. Our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. Investors should also consider these limitations when evaluating BD’s results.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Becton, Dickinson and Company (“BD”) has elected Vincent A. Forlenza, 55, as President of BD, effective January 1, 2009, succeeding Edward J. Ludwig in that role. Mr. Ludwig will remain Chairman and Chief Executive Officer of BD. Mr. Forlenza has served as Executive Vice President since June 2006, as President— BD Biosciences from March 2003 to June 2006, and, prior thereto, as Senior Vice President— Technology, Strategy and Development.

BD has also elected David V. Elkins, 40, as Executive Vice President and Chief Financial Officer of BD, effective December 1, 2008, succeeding John R. Considine as Chief Financial Officer. Mr. Considine will remain Vice Chairman of BD. Mr. Elkins joins BD from AstraZeneca, where he has served as Vice President, Chief Financial Officer, North America and Global Marketing since April 2006, as Chief Financial Officer, UK from January 2004 to January 2006, and Senior Finance Director— Gastrointestinal and Respiratory from May 2001 to December 2003.

Mr. Elkins will receive a base salary of $500,000, and his target annual incentive award under BD’s Performance Incentive Plan will be 70% of salary. Mr. Elkins will also receive a sign-on bonus of $220,000, and will receive an additional $250,000 payment in January 2010 to compensate for the forfeiture of equity awards he previously received from AstraZeneca. Mr. Elkins will also receive a sign-on award of restricted stock units valued at $300,000, based on the closing price of the BD common stock on December 1, 2008. Mr. Elkins and BD will also enter into an agreement providing for his continued employment for a period of two years following a change of control of BD, similar to agreements with other executive officers that have been previously disclosed.

A copy of the press release issued by BD in connection with these elections is attached hereto as Exhibit 99.2.

Effective January 1, 2009, BD has elected Robert G. Oliynik as Vice President and Controller. Mr Oliynik will serve as BD’s principal accounting officer, succeeding William A. Tozzi, who has assumed another position within BD.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1	Press release dated November 5, 2008, which is furnished pursuant to Item 2.02

Exhibit 99.2	Press release dated November 5, 2008, which is furnished pursuant to Item 5.02

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits. — Exhibit 99.1 Press release dated November 5, 2008, which is furnished pursuant to Item 2.02.

Exhibits. — Exhibit 99.2 Press release dated November 5, 2008, which is furnished pursuant to Item 5.02.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By: /s/ Dean J. Paranicas
Dean J. Paranicas Vice President, Corporate Secretary and Public Policy

Date: November 5, 2008